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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Whirlwind Marketing, Inc.
Fort Washington, Pennsylvania


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 (Registration No. 333-00000) of our report dated April 4, 2001, relating to the financial statements of Whirlwind Marking, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                   /s/ BDO SEIDMAN, LLP
                                                   -----------------------------
BDO SEIDMAN, LLP
Philadelphia, Pennsylvania
December 21, 2001